Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Kenneth Julian 717.730.3683 kjulian@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS FIRST QUARTER 2016 RESULTS

•	Q1 Adjusted Operating Income Above Guidance

•	Maintaining 2016 Adjusted Operating Income and Free Cash Flow Guidance Between $80 Million and $100 Million and $50 Million and $70 Million, Respectively

•	Net Debt Reduced To $818 Million and Liquidity Remained Approximately $220 Million at Quarter-End

CAMP HILL, PA (May 4, 2016) . . . Harsco Corporation (NYSE: HSC) today reported first quarter 2016 results. Excluding special items, adjusted diluted earnings per share from continuing operations in the first quarter of 2016 were $0.03. This result compares with diluted earnings per share of $0.20 in the first quarter of 2015. On a U.S. GAAP (“GAAP”) basis, first quarter 2016 diluted loss per share from continuing operations was $0.13; which included Metals & Minerals Separation costs; a charge associated with an underperforming site that was idled and is in process of being exited; and a noncash charge related to the Company's Brand Energy investment. Adjusted operating income for the first quarter of 2016 was $18 million, which was above the guidance range of $6 million to $11 million provided by the Company. Operating income from continuing operations for the first quarter of 2016 was $9 million.

“Each of our businesses performed well this quarter against a challenging macro-environment and I was again pleased that our quarterly results exceeded prior guidance,” said President and CEO Nick Grasberger. “Our Metals & Minerals performance was particularly noteworthy as illustrated by the improvement in segment earnings and margins compared with the prior year. In M&M, Applied Products had a strong quarter and we benefited from better operating results within certain regions, mainly North America and Europe. Meanwhile, Rail was aided by favorable mix and shipment timing in the quarter and Corporate costs were lower than anticipated.”

“2016 is certainly off to a solid start and some market indicators point to an underlying improvement in many of our markets. At this point, however, we are maintaining our outlook for the year to reflect timing impacts in the first quarter and the market uncertainties present in our businesses. In this context, we remain keenly focused on process and operating improvements that will enable us to increase free cash flow and achieve meaningful debt reduction during the year. We remain committed to our long-term strategy which includes rebalancing our business portfolio and realizing the value embedded within our businesses.”

Harsco Corporation—Selected First Quarter Results

($ in millions, except per share amounts)	Q1 2016	Q1 2015
Revenues	$353	$452
Operating income from continuing operations - GAAP	$9	$39
Operating margin from continuing operations - GAAP	2.7%	8.6%
Diluted EPS from continuing operations	$(0.13)	$0.20
Special items per diluted share	$0.16	$—
Adjusted operating income - excluding special items	$18	$39
Adjusted operating margin - excluding special items	5.0%	8.6%
Adjusted diluted EPS from continuing operations - excluding special items	$0.03	$0.20
Return on invested capital (TTM) - excluding special items	5.3%	7.2%

Consolidated First Quarter Operating Results

Total revenues were $353 million, with the decrease mainly attributable to the Company’s Metals & Minerals and Industrial segments, as expected. Foreign currency translation negatively affected first quarter 2016 revenues by approximately $19 million.

Adjusted operating income from continuing operations was $18 million, compared with operating income of $39 million including an $11 million FX gain in the Rail segment in the prior-year quarter. Adjusted operating earnings in Metals & Minerals improved in comparison with the same quarter last year, while earnings declined in the Industrial and Rail segments. As a result, adjusted operating margin declined by 360 basis points versus the prior-year period. Foreign currency translation positively impacted adjusted operating income by approximately $1 million in this year’s quarter (excluding the Rail gain realized in 2015).

During the first quarter and as permitted under its agreement, Harsco elected to not make its first quarter cash payments to its joint venture partner in Brand Energy and determined not to make such payments for the remainder of 2016 to preserve the financial flexibility of the Company. Instead, Harsco will make an in kind transfer of approximately 3 percent of its ownership interest in the joint venture. This resulted in a pre-tax $10 million non-cash charge to net income. Also, the Company’s first quarter 2016 earnings included equity income of approximately $3.2 million ($0.02 per share after tax) from the Brand Energy joint venture, which was negatively impacted by intercompany foreign currency losses and restructuring costs in the period.

First Quarter Business Review

Metals & Minerals

($ in millions)	Q1 2016	Q1 2015	%Change
Revenues	$230	$291	(21)%
Adjusted operating income	$12	$11	14%
Adjusted operating margin	5.2%	3.6%
Customer liquid steel tons (millions)	33.3	40.6	(18)%

Revenues decreased 21 percent to $230 million, primarily as a result of exiting certain contracts, reduced customer steel production, foreign exchange translation and lower nickel-related sales. Meanwhile, adjusted operating income increased in comparison with the prior-year as the workforce reductions and other benefits realized under Project Orion, as well as lower operating and administrative costs, were partially offset by site exits, lower customer output and nickel-related sales. As a result, the segment adjusted operating margin improved to 5.2 percent versus 3.6 percent in last year’s first quarter.

Industrial

($ in millions)	Q1 2016	Q1 2015	%Change
Revenues	$62	$99	(37)%
Operating income	$6	$17	(62)%
Operating margin	10.5%	17.2%

Revenues declined 37 percent to $62 million, primarily due to volume changes in the segment’s heat exchanger business resulting from lower capital spending among U.S. energy customers. Operating income declined as reduced demand for heat exchangers and asset sales were partially offset by lower selling and administrative costs. As a result, the segment’s operating margin decreased to 10.5 percent compared with 17.2 percent in the comparable quarter last year.

Rail

($ in millions)	Q1 2016	Q1 2015	%Change
Revenues	$62	$62	—%
Operating income	$5	$22	(77)%
Operating margin	7.9%	35.1%

Revenues totaled $62 million, essentially unchanged as compared with the prior-year period, as higher equipment volume offset lower after-market parts sales. Operating income decreased as a foreign exchange gain on cash advances of $11 million in the prior-year quarter was not repeated, in addition to lower contributions from after-market parts and a less favorable mix of equipment sales. As a result, segment operating margin was 7.9 percent, compared with 35.1 percent in the prior-year period.

Cash Flow

Free cash flow was $(17) million in the first quarter of 2016, compared with $(14) million in the prior-year period. This cash flow performance reflects lower net cash provided by operating activities, partly offset by reduced capital expenditures compared with last year's quarter.

Financial Position

At the end of the first quarter, Harsco maintained net debt of approximately $818 million, a slight decrease from the sequential quarter after the Company monetized a cross-currency interest rate swap for approximately $17 million. Meanwhile, the Company's net debt to EBITDA ratio was 3.0x, as compared with a maximum leverage covenant of 4.0x under the Company's current Credit Agreement, and its borrowing capacity and available cash remained at approximately $220 million at the end of the quarter. Also subject to the uncertainty and volatility in end markets, the Company is targeting a net leverage ratio of 3.0x to 3.2x at year-end.

2016 Outlook

The Company's expectations for key financial metrics are unchanged for 2016 as noted below. This outlook reflects continued uncertainty within the global steel market. Adjusted operating income in Metals & Minerals is expected to remain stable or decline slightly compared with 2015, as lower steel production, site exits and weaker commodities demand will offset the benefits of cost reductions, operational improvements and site start-ups. In Industrial, business fundamentals remain challenging, and as a result, adjusted operating results are projected to be meaningfully lower as compared with 2015 due to reduced demand from U.S. energy customers. Lastly, Rail earnings after adjusting for the $11 million FX gain in 2015 are expected to be unchanged or decrease slightly as a result of weaker U.S. market demand, sales mix and administrative costs to facilitate international expansion. The Outlook also includes anticipated equity income from the Brand

Energy joint venture, where impacts from various financial uncertainties such as foreign exchange and income taxes are assumed to be limited in the forecast period.

Full Year 2016

•	Adjusted operating income for the full year is expected to range from $80 million to $100 million; compared with $135 million in 2015.

•	Free cash flow in the range of $50 million to $70 million; compared with $24 million in 2015.

•	Net interest expense is forecasted to range from $50 million to $52 million.

•	Equity income from the Brand Energy joint venture is expected to be $3 million to $6 million.

•	Adjusted earnings per share for the full year in the range of $0.13 to $0.33; compared with $0.56 per share in 2015.

•	Adjusted return on invested capital is expected to range from 4.0 percent to 4.5 percent; compared with 6.3 percent in 2015.

Q2 2016

•	Adjusted operating income of $22 million to $27 million; compared with $36 million in the prior-year quarter.

•	Adjusted earnings per share of $0.02 to $0.07; compared with earnings per share of $0.08 in the prior-year quarter.

Conference Call

As previously announced, the Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company’s website.

The call can also be accessed by telephone by dialing (800) 611-4920, or (973) 200-3957 for international callers. Enter Conference ID number 90218106. Listeners are advised to dial in at least five minutes prior to the call.

Replays will be available via the Harsco website and also by telephone through May 18, 2016 by dialing (800) 585-8367, (855) 859-2056 or (404) 537-3406.

Forward-Looking Statements

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "target," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) the amount and timing of repurchases of the Company's common stock, if any; (14) the prolonged recovery in global financial and credit markets and economic conditions generally, which could result in the Company's customers curtailing development projects, construction, production and capital expenditures, which, in turn, could reduce the demand for the Company's products and services and, accordingly, the Company's revenues, margins and profitability; (15) the outcome of any disputes with customers, contractors and subcontractors; (16) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (17) the Company's ability to successfully implement and receive the expected benefits of cost-reduction and restructuring initiatives, including the achievement of expected cost savings in the expected time frame and the ability to reduce its net debt; (18) the ability to successfully implement the Company's strategic initiatives and portfolio optimization and the impact of such initiatives, such as the Harsco Metals & Minerals Segment's Improvement Plan ("Project Orion"); (19) the amount ultimately realized from the Company's exit from the strategic venture between the Company and Clayton, Dubilier & Rice and the timing of such exit; (20) implementation of environmental remediation matters; (21) risk and uncertainty associated with intangible assets; (22) the impact of a transaction, if any, resulting from the Company's determination to explore strategic options for the separation of the Harsco Metals & Minerals Segment; and (23) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2015. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

About Harsco

Harsco Corporation serves key industries that are fundamental to worldwide economic development, including steel and metals production, railways and energy. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

# # #

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended
	March 31
(In thousands, except per share amounts)	2016		2015
Revenues from continuing operations:
Service revenues	$225,494		$287,428
Product revenues	127,787		164,151
Total revenues	353,281		451,579
Costs and expenses from continuing operations:
Cost of services sold	189,817		245,861
Cost of products sold	93,244		115,221
Selling, general and administrative expenses	50,784		63,902
Research and development expenses	882		919
Other (income) expenses	9,123		(13,205)
Total costs and expenses	343,850		412,698
Operating income from continuing operations	9,431		38,881
Interest income	535		256
Interest expense	(12,363)		(11,884)
Change in fair value to unit adjustment liability and loss on dilution of equity method investment	(12,217)		(2,245)
Income (loss) from continuing operations before income taxes and equity income	(14,614)		25,008
Income tax benefit (expense)	2,166		(12,855)
Equity in income of unconsolidated entities, net	3,175		4,083
Income (loss) from continuing operations	(9,273)		16,236
Discontinued operations:
Loss on disposal of discontinued business	(506)		(646)
Income tax benefit related to discontinued business	187		239
Loss from discontinued operations	(319)		(407)
Net income (loss)	(9,592)		15,829
Less: Net income attributable to noncontrolling interests	(1,277)		(565)
Net income (loss) attributable to Harsco Corporation	$(10,869)		$15,264
Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$(10,550)		$15,671
Loss from discontinued operations, net of tax	(319)		(407)
Net income (loss) attributable to Harsco Corporation common stockholders	$(10,869)		$15,264

Weighted-average shares of common stock outstanding	80,238		80,240
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(0.13)		$0.20
Discontinued operations	—		(0.01)
Basic earnings (loss) per share attributable to Harsco Corporation common stockholders	$(0.14)	(a)	$0.19

Diluted weighted-average shares of common stock outstanding	80,238		80,352
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(0.13)		$0.20
Discontinued operations	—		(0.01)
Diluted earnings (loss) per share attributable to Harsco Corporation common stockholders	$(0.14)	(a)	$0.19
(a) Does not total due to rounding.

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	March 31 2016	December 31 2015
ASSETS
Current assets:
Cash and cash equivalents	$70,405	$79,756
Trade accounts receivable, net	252,660	254,877
Other receivables	19,458	30,395
Inventories	233,335	216,967
Other current assets	75,537	82,527
Total current assets	651,395	664,522
Investments	230,003	252,609
Property, plant and equipment, net	555,786	564,035
Goodwill	402,659	400,367
Intangible assets, net	50,573	53,043
Other assets	115,116	126,621
Total assets	$2,005,532	$2,061,197
LIABILITIES
Current liabilities:
Short-term borrowings	$61,314	$30,229
Current maturities of long-term debt	28,238	25,084
Accounts payable	119,616	136,018
Accrued compensation	36,122	38,899
Income taxes payable	4,919	4,408
Dividends payable	—	4,105
Insurance liabilities	12,181	11,420
Advances on contracts	101,974	107,250
Due to unconsolidated affiliate	7,694	7,733
Unit adjustment liability	5,841	22,320
Other current liabilities	126,552	118,657
Total current liabilities	504,451	506,123
Long-term debt	798,478	845,621
Deferred income taxes	13,825	12,095
Insurance liabilities	29,874	30,400
Retirement plan liabilities	225,340	241,972
Due to unconsolidated affiliate	13,906	13,674
Unit adjustment liability	56,861	57,614
Other liabilities	40,464	42,895
Total liabilities	1,683,199	1,750,394
HARSCO CORPORATION STOCKHOLDERS' EQUITY
Common stock	140,503	140,503
Additional paid-in capital	172,174	170,699
Accumulated other comprehensive loss	(496,312)	(515,688)
Retained earnings	1,225,486	1,236,355
Treasury stock	(760,299)	(760,299)
Total Harsco Corporation stockholders’ equity	281,552	271,570
Noncontrolling interests	40,781	39,233
Total equity	322,333	310,803
Total liabilities and equity	$2,005,532	$2,061,197

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended
	March 31
(In thousands)	2016	2015
Cash flows from operating activities:
Net income (loss)	$(9,592)	$15,829
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation	33,081	36,654
Amortization	2,964	3,237
Change in fair value to the unit adjustment liability and loss on dilution of equity method investment	12,217	2,245
Deferred income tax expense	(567)	2,629
Equity in income of unconsolidated entities, net	(3,175)	(4,083)
Dividends from unconsolidated entities	16	—
Other, net	(9,875)	(9,612)
Changes in assets and liabilities:
Accounts receivable	15,952	(20,151)
Inventories	(12,408)	(19,496)
Accounts payable	(15,851)	5,775
Accrued interest payable	6,668	6,828
Accrued compensation	(3,777)	(9,019)
Advances on contracts	(8,995)	8,693
Harsco 2011/2012 Restructuring Program accrual	—	(188)
Other assets and liabilities	(9,633)	(8,868)
Net cash provided (used) by operating activities	(2,975)	10,473
Cash flows from investing activities:
Purchases of property, plant and equipment	(16,951)	(31,630)
Proceeds from sales of assets	2,819	6,781
Purchases of businesses, net of cash acquired	(26)	(6,828)
Payment of unit adjustment liability	—	(5,580)
Other investing activities, net	5,427	2,360
Net cash used by investing activities	(8,731)	(34,897)
Cash flows from financing activities:
Short-term borrowings, net	(366)	4,898
Current maturities and long-term debt:
Additions	29,010	52,039
Reductions	(42,921)	(5,147)
Cash dividends paid on common stock	(4,105)	(16,443)
Common stock acquired for treasury	—	(12,143)
Proceeds from cross-currency interest rate swap termination	16,625	—
Deferred financing costs	(894)	(2,049)
Net cash provided (used) by financing activities	(2,651)	21,155
Effect of exchange rate changes on cash	5,006	6,975
Net increase (decrease) in cash and cash equivalents	(9,351)	3,706
Cash and cash equivalents at beginning of period	79,756	62,843
Cash and cash equivalents at end of period	$70,405	$66,549

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	March 31, 2016		March 31, 2015
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Metals & Minerals	$229,672	$6,941	$291,198	$10,583
Harsco Industrial	61,869	6,471	98,803	17,027
Harsco Rail	61,740	4,906	61,578	21,633
General Corporate	—	(8,887)	—	(10,362)
Consolidated Totals	$353,281	$9,431	$451,579	$38,881

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING SPECIAL ITEMS TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Three Months Ended
	March 31
	2016	2015
Diluted earnings (loss) per share from continuing operations as reported (a)	$(0.13)	$0.20
Net loss on dilution of equity method investment (b)	0.08	—
Harsco Metals & Minerals Segment site exit charges (c)	0.05	—
Harsco Metals & Minerals Segment separation costs (d)	0.03	—
Adjusted diluted earnings per share from continuing operations excluding special items	$0.03	$0.20

(a)	No special items were excluded in the first quarter of 2015.

(b)	Loss on the dilution of the Company's investment in Brand recorded at Corporate (Q1 2016 $10.3 million pre-tax).

(c)	Harsco Metals & Minerals Segment charges primarily attributable to site exit costs (Q1 2016 $5.1 million pre-tax).

(d)	Costs associated with Harsco Metals & Minerals Segment separation recorded at Corporate (Q1 2016 $3.3 million pre-tax).

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding special items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING SPECIAL ITEMS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Twelve Months Ended
	December 31
	2015
Diluted earnings per share from continuing operations as reported	$0.09
Harsco Metals & Minerals Segment contract termination charges, net (a)	0.17
Harsco Metals & Minerals Segment separation costs (b)	0.09
Harsco Metals & Minerals Segment salt cake processing and disposal charges (c)	0.06
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net (d)	0.05
Harsco Metals & Minerals Segment Project Orion charges (e)	0.05
Harsco Metals & Minerals Segment subcontractor settlement charge (f)	0.04
Harsco Metals & Minerals Segment multi-employer pension plan charge (g)	0.01
Harsco Infrastructure Segment loss on disposal (h)	0.01
Adjusted diluted earnings per share from continuing operations excluding special items	$0.56	(i)

(a)	Harsco Metals & Minerals Segment charges related to a contract terminations (Full year 2015 $13.5 million pre-tax).

(b)	Costs associated with Harsco Metals & Minerals Segment separation costs recorded as Corporate (Full year 2015 $9.9 million pre-tax).

(c)
Harsco Metals & Minerals Segment charges incurred in connection with the processing and disposal of salt cakes (Full year 2015 $7.0 million pre-tax). The Company's Bahrain operations are operated under a strategic venture for which its strategic venture partner has a 35% minority interest. Accordingly, the net impact of the charge to the Company's Net income (loss) attributable to Harsco Corporation was $4.6 million.

(d)
Harsco Metals & Minerals Segment charges primarily attributable to site exit costs and non-cash long lived asset impairment charges associated with strategic actions from Project Orion’s focus on underperforming contracts (Full year 2015 $5.0 million pre-tax).

(e)	Harsco Metals & Minerals Segment Project Orion restructuring charges (Full year 2015 $5.1 million pre-tax).

(f)	Harsco Metals & Minerals Segment charges related to a settlement with a subcontractor (Full year 2015 $4.2 million pre-tax).

(g)	Harsco Metals & Minerals Segment charges related to a multi-employer pension plan (Full year 2015 $1.1 million pre-tax).

(h)	Loss resulting from the Harsco Infrastructure Transaction, which was consummated in the fourth quarter of 2013 (Full year 2015 $1.0 million pre-tax).

(i)	Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding special items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT EXCLUDING SPECIAL ITEMS (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended March 31, 2016:
Adjusted operating income (loss) excluding special items	$12,041	$6,471	$4,906	$(5,600)	$17,818
Revenues as reported	$229,672	$61,869	$61,740	$—	$353,281
Adjusted operating margin (%) excluding special items	5.2%	10.5%	7.9%		5.0%

Three Months Ended March 31, 2015:
Adjusted operating income (loss) excluding special items	$10,583	$17,027	$21,633	$(10,362)	$38,881
Revenues as reported	$291,198	$98,803	$61,578	$—	$451,579
Adjusted operating margin (%) excluding special items	3.6%	17.2%	35.1%		8.6%

The Company’s management believes Adjusted operating margin (%) excluding special items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended March 31, 2016:
Operating income (loss) as reported	$6,941	$6,471	$4,906	$(8,887)	$9,431
Harsco Metals & Minerals Segment site exit charges	5,100	—	—	—	5,100
Harsco Metals & Minerals Segment separation costs	—	—	—	3,287	3,287
Adjusted operating income (loss), excluding special items	$12,041	$6,471	$4,906	$(5,600)	$17,818
Revenues as reported	$229,672	$61,869	$61,740	$—	$353,281

Three Months Ended March 31, 2015:
Operating income (loss) as reported (a)	$10,583	$17,027	$21,633	$(10,362)	$38,881
Revenues as reported	$291,198	$98,803	$61,578	$—	$451,579

(a)	No special items were excluded in the first quarter of 2015.

The Company’s management believes Adjusted operating income (loss) excluding special items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Twelve Months Ended December 31, 2015:
Operating income (loss) as reported	$26,289	$57,020	$50,896	$(45,669)	$88,536
Harsco Metals & Minerals Segment contract termination charges, net	13,484	—	—	—	13,484
Harsco Metals & Minerals Segment separation costs	—	—	—	9,922	9,922
Harsco Metals & Minerals Segment salt cake processing and disposal charges	7,000	—	—	—	7,000
Harsco Metals & Minerals Segment Project Orion charges	5,070	—	—	—	5,070
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net	4,977	—	—	—	4,977
Harsco Metals & Minerals Segment subcontractor settlement charge	4,220	—	—	—	4,220
Harsco Metals & Minerals Segment multi-employer pension plan charge	1,122	—	—	—	1,122
Harsco Infrastructure Segment loss on disposal	—	—	—	1,000	1,000
Adjusted operating income (loss), excluding special items	$62,162	$57,020	$50,896	$(34,747)	$135,331
Revenues as reported	$1,106,162	$357,256	$259,674	$—	$1,723,092

The Company’s management believes Adjusted operating income (loss) excluding special items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended
	March 31
(In thousands)	2016	2015
Net cash provided (used) by operating activities	$(2,975)	$10,473
Less maintenance capital expenditures (a)	(14,532)	(19,005)
Less growth capital expenditures (b)	(2,419)	(12,625)
Plus capital expenditures for strategic ventures (c)	16	80
Plus total proceeds from sales of assets (d)	2,819	6,781
Free cash flow	$(17,091)	$(14,296)

(a)	Maintenance capital expenditures are necessary to sustain the Company’s current revenue streams and include contract renewal.

(b)	Growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, expand the Company's revenue base and create additional future cash flow.

(c)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(d)	Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment.

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from (used in) operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
Twelve Months Ended
December 31
(In thousands)	2015
Net cash provided by operating activities	$121,507
Less maintenance capital expenditures (a)	(92,545)
Less growth capital expenditures (b)	(31,007)
Plus capital expenditures for strategic ventures (c)	439
Plus total proceeds from sales of assets (d)	25,966
Free cash flow	$24,360

(a)	Maintenance capital expenditures are necessary to sustain the Company’s current revenue streams and include contract renewal.

(b)	Growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, expand the Company's revenue base and create additional future cash flow.

(c)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(d)	Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment.

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Projected Twelve Months Ending December 31
	2016
(In millions)	Low	High
Net cash provided by operating activities	$152	$160
Less capital expenditures (a)	(105)	(95)
Plus total proceeds from asset sales and capital expenditures for strategic ventures	3	5
Free Cash Flow	$50	$70

(a)
Capital expenditures encompass two primary elements: maintenance capital expenditures, which are necessary to sustain the Company’s current revenue streams and include contract renewals; and growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, and which expand the Company's revenue base and create additional future cash flow.

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF RETURN ON INVESTED CAPITAL EXCLUDING SPECIAL ITEMS TO NET LOSS FROM CONTINUING OPERATIONS AS REPORTED (a) (Unaudited)
	Trailing Twelve Months for Period Ended March 31
(In thousands)	2016	2015
Net loss from continuing operations	$(18,197)	$(13,565)
Special items:
Harsco Metals & Minerals Segment contract termination charges	13,484	11,557
Harsco Metals & Minerals Segment separation costs	13,209	—
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net	10,077	50,111
Harsco Metals & Minerals Segment salt cake processing and disposal charges	7,000	—
Net loss on dilution of equity method investment	10,304	—
Harsco Metals & Minerals Segment Project Orion charges	5,070	11,992
Harsco Metals & Minerals Segment subcontractor settlement charge	4,220	—
Harsco Metals & Minerals Segment multi-employer pension plan charge	1,122	—
Harsco Infrastructure Segment loss on disposal	1,000	2,669
Harsco Metals & Minerals Segment Brazilian labor claim reserves	—	5,204
Strategic transaction review costs	—	3,531
Harsco Infrastructure transaction costs	—	753
Harsco Rail Segment grinder asset impairment charge	—	590
Gains associated with exited Harsco Infrastructure operations retained	—	(2,205)
Taxes on above special items	(12,021)	(2,575)
Net income from continuing operations, as adjusted	35,268	68,062
After-tax interest expense (b)	29,787	29,974

Net operating profit after tax as adjusted	$65,055	$98,036

Average equity	$301,520	$494,522
Plus average debt	915,682	866,926
Average capital	$1,217,202	$1,361,448

Return on invested capital excluding special items	5.3%	7.2%

(a)
Return on invested capital excluding special items is net loss from continuing operations excluding special items, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.

(b)	The Company’s effective tax rate approximated 37% on an adjusted basis for both periods for interest expense.

The Company’s management believes Return on invested capital excluding special items, which is a non-U.S. GAAP financial measure, is meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company’s business. Exclusion of special items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF RETURN ON INVESTED CAPITAL EXCLUDING SPECIAL ITEMS TO NET INCOME FROM CONTINUING OPERATIONS AS REPORTED (a) (Unaudited)
Year Ended December 31
(In thousands)	2015
Net income from continuing operations	$7,312
Special items:
Harsco Metals & Minerals Segment contract termination charges, net	13,484
Harsco Metals & Minerals Segment separation costs	9,922
Harsco Metals & Minerals Segment salt cake processing and disposal charges	7,000
Harsco Metals & Minerals Segment Project Orion charges	5,070
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net	4,977
Harsco Metals & Minerals Segment subcontractor settlement charge	4,220
Harsco Metals & Minerals Segment multi-employer pension plan charge	1,122
Harsco Infrastructure Segment loss on disposal	1,000
Taxes on above special items	(6,198)
Net income from continuing operations, as adjusted	47,909
After-tax interest expense (b)	29,486

Net operating profit after tax as adjusted	$77,395

Average equity	$308,182
Plus average debt	910,955
Average capital	$1,219,137

Return on invested capital excluding special items	6.3%

(a)
Return on invested capital excluding special items is net income from continuing operations excluding special items, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.

(b)	The Company’s effective tax rate approximated 37% on an adjusted basis for interest expense.

The Company’s management believes Return on invested capital excluding special items, which is a non-U.S. GAAP financial measure, is meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company’s business. Exclusion of special items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.